As filed with the Securities and Exchange Commission on January 24, 2024
File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELOXX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-1368850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
480 Arsenal Way, Suite 130
Watertown, MA 02472
(781) 577-5300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sumit Aggarwal
Chief Executive Officer
480 Arsenal Way, Suite 130
Watertown, MA 02472
(914) 207-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Peter N. Handrinos
Wesley C. Holmes
Latham & Watkins LLP
200 Clarendon Street, 27th Floor
Boston, MA 02116
(617) 948-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated January 24, 2024.
PROSPECTUS
ELOXX PHARMACEUTICALS, INC.
778,646 Shares
Common Stock
Offered by the Selling Securityholders

The selling securityholders may offer and sell up to 778,646 shares in the aggregate of common stock identified above, of which 157,138 shares are presently issued and outstanding and 621,508 shares are issuable upon exercise of presently issued and outstanding warrants to purchase common stock, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. See the section of this prospectus entitled “Description of Securities — Warrants” for more information. We will receive the proceeds from any exercise of the warrants for cash, if any. We will not receive any proceeds from the sale of our common stock by the selling securityholders.
Each time any of the selling securityholders offers and sells securities, such selling securityholders may provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
The selling securityholders, together or separately, may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the OTC Pink Marketplace under the symbol “ELOX.” On January 22, 2024, the last reported sale price of our common stock on the OTC Pink Marketplace was $1.11 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling securityholders may, from time to time, sell up to 778,646 shares of common stock in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the selling securityholders, the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Eloxx,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Eloxx Pharmaceuticals, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
We use our trademarks and our logo in this prospectus and the documents incorporated by reference. This prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is https://eloxxpharma.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
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Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023.

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Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023.

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 12, 2023, August 11, 2023 and November 13, 2023, respectively.

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Our Current Reports on Form 8-K filed with the SEC on March 9, 2023, April 14, 2023, May 24, 2023, June 7, 2023, June 15, 2023, June 23, 2023, July 13, 2023, August 3, 2023, August 14, 2023, August 29, 2023, September 7, 2023, September 15, 2023, September 18, 2023, September 20, 2023, October 16, 2023, December 15, 2023, December 28, 2023 and January 9, 2024.

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The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 24, 2018, pursuant to Section 12(b) of the Securities Act, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Eloxx Pharmaceuticals, Inc.
480 Arsenal Way, Suite 130
Watertown, MA 02472
(78) 577-5300
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a clinical-stage biopharmaceutical company engaged in the science of ribosome modulation, leveraging both our innovative TURBO-ZM™ chemistry technology platform and our library of novel aminoglycosides to develop novel oral small molecule Ribosome Modulating Agents (“RMAs”) and Eukaryotic Ribosome Selective Glycosides (“ERSGs”), for the treatment of rare and ultra-rare genetic diseases where patients have point nonsense genetic mutations that result in premature stop codons and less than full length proteins. Nonsense mutations result in premature stop codons in the impacted messenger RNA (“mRNA”) which in turn disrupt protein synthesis from that mRNA leading to less than full length proteins. Patients with these mutations have significantly worse outcomes than those with missense mutations.
We have multiple programs in our pipeline including a clinical program for the treatment of Alport syndrome with ELX-02 (subcutaneous delivery), preclinical programs in investigational new drug (“IND”) enabling stages in Recessive Dystrophic (“RDEB”) and Junctional Epidermolysis Bullosa (“JEB”) and Familial Adenomatous Polyposis (“FAP”) with ZKN-013. We also have a discovery stage programs in cystic fibrosis. As our programs advance, we plan to actively look to expand our pipeline by seeking new indications in other rare diseases for compounds designed with our platforms. The U.S. Food and Drug Administration (“FDA”) has granted Fast Track designation for ELX-02 for the treatment of CF patients with nonsense mutations. In addition, the FDA granted ELX-02 Orphan Drug Designation for the treatment of CF in July 2020 and based on the European Medicines Agency’s (“EMA”) positive opinion, the European Commission granted ELX-02 orphan medicinal product designation in September 2018.
We were incorporated under the laws of the State of Delaware. Our principal executive offices are located at 480 Arsenal Way, Watertown, Massachusetts 02472, and our phone number is (781) 577-5300. Our common stock is listed on the OTC Pink Marketplace under the symbol “ELOX.” Our internet address is www.eloxxpharma.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and all amendments to those reports are available to you free of charge through the “Investors-Financials & Filings” section of our website as soon as reasonably practicable after those materials have been electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this Annual Report. In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We are registering our common stock that are being offered by the selling securityholders and the resale of shares of our common stock that may be issued upon exercise of warrants. We will receive the proceeds from any exercise of warrants for cash. We intend to use the proceeds from the exercise of warrants for cash for general corporate and working capital purposes.
We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF SECURITIES
As of the date of this prospectus, our certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. The following summary describes the material terms and provisions affecting the rights of holders of our capital stock, which is qualified in its entirety by reference to our certificate of incorporation and our bylaws, in each case as amended.
As of December 31, 2023, there were 3,143,390 shares of common stock outstanding, no shares of preferred stock outstanding, and warrants to purchase 404,446 shares of common stock, options to purchase 315,552 shares of common stock, and restricted stock units for 75,000 shares of common stock were outstanding.
Common Stock
Our common stock is listed on the OTC Pink Marketplace under the symbol “ELOX.”
Voting rights.   Each holder of our common stock is entitled to one vote for each share of common stock on all matters submitted to a vote of the stockholders, including the election of directors.
Dividend rights.   Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Liquidation.   In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.
Rights and Preferences.   Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued under this prospectus, when they are paid for, will be fully paid and nonassessable.
Transfer Agent
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Dividend
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. We have never declared or paid any cash dividends on our common stock. We do not intend to pay cash dividends for the foreseeable future. We currently expect to retain all future earnings, if any, for use in the development, operation and expansion of our business. Any determination to pay cash dividends in the future will depend upon, among other things, our results of operations, plans for expansion, tax considerations, available net profits and reserves, limitations under law, financial condition, capital requirements and other factors that our board of directors considers to be relevant.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.
Our board of directors will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:
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the title and stated value;

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the number of shares we are offering;

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the liquidation preference per share;

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the purchase price;

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the dividend rate, period and payment date and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if applicable;

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the provisions for a sinking fund, if applicable;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other equity securities, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any;

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preemptive rights, if any;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of material or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on the issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
If we issue and sell shares of preferred stock pursuant to this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. Preferred stock could be issued quickly with terms designed to delay, deter or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 50% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
2023 Warrants
On September 18, 2023, we entered into a securities purchase agreement (the “2023 Purchase Agreement”) with a certain institutional investor (the “2023 Purchaser”). The 2023 Purchase Agreement provided for the sale and issuance by us of an aggregate of: (i) 305,590 shares (the “2023 Shares”) of our common stock, (ii) a pre-funded warrant (the “2023 Pre-Funded Warrant”) to purchase up to 75,000 shares of common stock, and (iii) a private placement warrant (the “2023 Private Warrant”) to purchase up to 380,590 shares of common stock. The Shares, 2023 Pre-Funded Warrant and 2023 Private Warrant were sold on a combined basis for consideration equating to $5.255 for one Share and a 2023 Private Warrant to purchase one underlying share of common stock and $5.254 for a 2023 Pre-Funded Warrant to purchase one underlying share of common stock and a 2023 Private Warrant to purchase one underlying share of common stock. The exercise price of the 2023 Pre-Funded Warrant is $0.001 per underlying share. The exercise price of the 2023 Private Warrant is $5.13 per underlying share.
2023 Pre-Funded Warrant
Duration and Exercise Price
The 2023 Pre-Funded Warrant has an initial exercise price of $0.001 per share. The 2023 Pre-Funded Warrant is immediately exercisable and may be exercised at any time until the 2023 Pre-Funded Warrant is exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The 2023 Pre-Funded Warrant is exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).
A holder (together with its affiliates) may not exercise any portion of the 2023 Pre-Funded Warrant to the extent that the holder would beneficially own more than 9.99% of the outstanding common stock immediately after exercise (the “2023 Pre-Funded Warrant Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the 2023 Pre-Funded Warrant Beneficial Ownership Limitation, provided that the 2023 Pre-Funded Warrant Beneficial Ownership Limitation in no event exceeds 9.99%.
No fractional shares of common stock will be issued in connection with the exercise of a 2023 Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder either an amount in cash equal to the fractional amount multiplied by the exercise price or round such fractional share to a whole share.
Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in its sole discretion, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the 2023 Pre-Funded Warrant.
Fundamental Transaction
In the event of a fundamental transaction, as described in the 2023 Pre-Funded Warrant and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the 2023 Pre-Funded Warrant will be entitled to receive upon exercise of the 2023 Pre-Funded Warrant the kind and amount of securities, cash or other property that the holders would have received had they exercised the 2023 Pre-Funded Warrant immediately prior to such fundamental transaction.
Transferability
Subject to applicable laws, a 2023 Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the 2023 Pre-Funded Warrant to us together with the appropriate instruments of transfer.
Exchange Listing
We do not intend to list the 2023 Pre-Funded Warrant on any securities exchange or nationally recognized trading system.
Rights as a Stockholder
Except as otherwise provided in the 2023 Pre-Funded Warrant or by virtue of such holder’s ownership of common stock, the holders of the 2023 Pre-Funded Warrant do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the 2023 Pre-Funded Warrant.

2023 Private Warrant
Duration, Exercise Price and Anti-Dilutive Rights
The 2023 Private Warrant has an exercise price of $5.13 per share and is immediately exercisable upon issuance. The 2023 Private Warrant will expire five and one-half years following the issuance of the 2023 Private Warrant. The 2023 Private Warrant contains standard adjustments to the exercise price including for stock splits, stock dividend, rights offerings and pro rata distributions.
Exercisability
The 2023 Private Warrant is immediately exercisable, at the option of each holder and until the expiration date, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise (except in the case of a cashless exercise as discussed below).
Exercise Limitation
A holder (together with its affiliates) may not exercise any portion of the 2023 Private Warrant to the extent that the holder would beneficially own more than 4.99% of the outstanding common stock immediately after exercise (the “2023 Private Warrant Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the 2023 Private Warrant Beneficial Ownership Limitation, provided that the 2023 Private Warrant Beneficial Ownership Limitation in no event exceeds 9.99%.
No fractional shares of common stock will be issued in connection with the exercise of a 2023 Private Warrant. In lieu of fractional shares, we will pay the holder either an amount in cash equal to the fractional amount multiplied by the exercise price or round such fractional share to a whole share.
Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in the event the shares underlying the 2023 Private Warrant, or the 2023 Private Warrant Shares, are not registered under the Securities Act, elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the 2023 Private Warrant.
Fundamental Transaction
In the event of a fundamental transaction, as described in the 2023 Private Warrant and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the 2023 Private Warrant will be entitled to receive upon exercise of the 2023 Private Warrant the kind and amount of securities, cash or other property that the holders would have received had they exercised the 2023 Private Warrant immediately prior to such fundamental transaction. In addition, the holders of the 2023 Private Warrant have, at the option of the applicable holder, the right to receive from us or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in the fundamental transaction in the amount of the Black Scholes value (as described in the 2023 Private Warrant) of the unexercised portion of the 2023 Private Warrant on the date of the consummation of the fundamental transaction.
Transferability
Subject to applicable laws, a 2023 Private Warrant may be transferred at the option of the holder upon surrender of the 2023 Private Warrant to us together with the appropriate instruments of transfer.
Exchange Listing
We do not intend to list the 2023 Private Warrant on any securities exchange or nationally recognized trading system.

Rights as a Stockholder
Except as otherwise provided in the 2023 Private Warrant or by virtue of such holder’s ownership of common stock, the holders of the 2023 Private Warrant do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise the 2023 Private Warrant.
2024 Warrants
On January 9, 2024, we entered into a securities purchase agreement with the purchaser named therein, pursuant to which we agreed to issue securities to such purchaser in a private placement in consideration for such purchaser’s assumption of certain of our debt obligations. In the private placement, the purchaser was issued shares (the “2024 Shares”), of our common stock, a pre-funded warrant (the “2024 Pre-Funded Warrant) to purchase shares of our common stock, with an exercise price of $0.001 per underlying share, and a warrant (the “2024 Purchase Warrant”) to purchase shares of our common stock, with an exercise price of $1.18 per underlying share. Accordingly, we issued 157,138 2024 Shares, a 2024 Pre-Funded Warrant to purchase 471,508 shares of our common stock (the “2024 Pre-Funded Warrant Shares”), and a 2024 Purchase Warrant to purchase 150,000 shares of our common stock (the “2024 Purchase Warrant Shares” and, together with the 2024 Pre-Funded Warrant Shares, the “2024 Warrant Shares”), upon the closing of the private placement.
Under the securities purchase agreement, if at any time during the fifteen (15) month period commencing on January 9, 2024, we sell additional shares of common stock or any security convertible into shares of common stock at a price per share of less than $0.975 (other than an issuance pursuant to our benefit plans, pursuant to the terms of any currently existing obligation or convertible security, option or warrant or in connection with a merger, business combination or other business development transaction) (a “Qualifying Dilutive Issuance”), then the purchaser shall be entitled to receive, at no cost to the purchaser, that number of shares of common stock or, at purchaser’s sole election, a pre-funded warrant having substantially the same terms as the 2024 Pre-Funded Warrant (or a combination of shares of common stock and a pre-funded warrant) exercisable for such number of shares of common stock as would result in the percentage of our issued and outstanding shares of common stock on a fully diluted basis that is beneficially owned by purchaser immediately following such Qualifying Dilutive Issuance being equal to such beneficial ownership immediately preceding such Qualifying Dilutive Issuance.
Additionally, under the securities purchase agreement, to the extent we issue any equity securities or securities convertible into equity during the period commencing January 9, 2024 and ending January 9, 2026, the purchaser or its successors shall have the right to purchase up to 19.9% of the offered securities on terms no less favorable than those terms offered to any other investor participating in such issuance.
2024 Pre-Funded Warrant
The 2024 Pre-Funded Warrant is exercisable until exercised in full. The exercise price and number of shares of common stock issuable upon exercise of the 2024 Pre-Funded Warrant may be adjusted in certain circumstances, including in the event of a stock dividend, a forward or reverse split of our shares of common stock, and certain other events. However, the 2024 Pre-Funded Warrant will not be adjusted for issuances of common stock at prices below its exercise price.
We issued the 2024 Pre-Funded Warrant in certificated form. A holder of a 2024 Pre-Funded Warrant certificate may exercise such 2024 Pre-Funded Warrant upon delivery to us of a duly executed PDF copy submitted by electronic mail of the exercise form annexed to the 2024 Pre-Funded Warrant on or prior to the applicable expiration date, accompanied by full payment of the exercise price for the 2024 Pre-Funded Warrant Shares being exercised within the time specified under the terms of the 2024 Pre-Funded Warrant.
Subject to limited exceptions, a holder of the 2024 Pre-Funded Warrant will not have the right to exercise any portion of its 2024 Pre-Funded Warrant if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of 4.9% of the shares of our common stock then outstanding after giving effect to such exercise (the “2024 Warrant Beneficial Ownership Limitation”); provided, however, that upon notice to us, the holder may increase or decrease the 2024

Warrant Beneficial Ownership Limitation, provided that in no event shall the 2024 Warrant Beneficial Ownership Limitation exceed 9.9% and any increase in the 2024 Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.
The holder of the 2024 Pre-Funded Warrant must pay the exercise price in cash upon exercise of the 2024 Pre-Funded Warrant, unless such holder is utilizing the cashless exercise provision of the 2024 Pre-Funded Warrant. The 2024 Pre-Funded Warrant may be exercised (in the sole discretion of the holder, subject to certain exceptions), in whole or in part, at such time by means of a “cashless exercise” in which the holder of such 2024 Pre-Funded Warrant shall be entitled to receive that number of warrant shares determined according to the following formula:
[(A-B)*(X)]
(A)
where:
(A) = as applicable: (i) the VWAP (as defined below) on the Trading Day (as defined below) immediately preceding the date of the applicable exercise notice if such exercise notice is (1) both executed and delivered pursuant to Section 2(a) of the 2024 Pre-Funded Warrant on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) of the 2024 Pre-Funded Warrant on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable exercise notice or (z) the Bid Price (as defined in the 2024 Pre-Funded Warrant) of the common stock on the principal Trading Market (as defined below) as reported by Bloomberg L.P. (“Bloomberg”), as of the time of the holder’s execution of the applicable exercise notice if such exercise notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) of the 2024 Pre-Funded Warrant or (iii) the VWAP on the date of the applicable exercise notice if the date of such exercise notice is a Trading Day and such exercise notice is both executed and delivered pursuant to Section 2(a) of the 2024 Pre-Funded Warrant after the close of “regular trading hours” on such Trading Day;
(B) = the exercise price then in effect; and
(X) = the number of 2024 Pre-Funded Warrant Shares that would be issuable upon exercise of the 2024 Pre-Funded Warrant in accordance with the terms of the 2024 Pre-Funded Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
As used above, the “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the our common stock is then listed or quoted on the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board (collectively, a “Trading Market”), the daily volume weighted average price of the common stock for such date (or the nearest preceding date) on the Trading Market on which the common stock is then listed or quoted as reported by Bloomberg (based on a “Trading Day” from 9:30 a.m., New York time, to 4:02 p.m., New York time), (b) if the OTCQB Venture Market (the “OTCQB”) or the OTCQX Best Market (the “OTCQX”), is not a Trading Market, the volume weighted average price of the common stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the common stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the common stock are then reported on the Pink Open Market (the “Pink Market”), operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) in all other cases, the fair market value of a share of common stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the 2024 Shares and the 2024 Warrant Shares then outstanding and reasonably acceptable to us, the fees and expenses of which shall be paid by us.
We do not intend to apply for listing of the 2024 Pre-Funded Warrant on any securities exchange or other trading system.

2024 Purchase Warrant
The 2024 Purchase Warrant has an exercise price of $1.18 per share and is exercisable until 5:00 p.m., New York time, on January 9, 2029. The exercise price and number of shares of common stock issuable upon exercise of the 2024 Purchase Warrant may be adjusted in certain circumstances, including in the event of a stock dividend, a forward or reverse split of our shares of common stock, and certain other events. However, the 2024 Purchase Warrant will not be adjusted for issuances of common stock at prices below its exercise price.
We issued the 2024 Purchase Warrant in certificated form. A holder of a 2024 Purchase Warrant certificate may exercise such 2024 Purchase Warrant upon delivery to us of a duly executed PDF copy submitted by electronic mail of the exercise form annexed to the 2024 Purchase Warrant on or prior to the applicable expiration date, accompanied by full payment of the exercise price for the 2024 Purchase Warrant Shares being exercised within the time specified under the terms of the 2024 Purchase Warrant.
Subject to limited exceptions, a holder of the 2024 Purchase Warrant will not have the right to exercise any portion of its 2024 Purchase Warrant if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our common stock in excess of the 2024 Warrant Beneficial Ownership Limitation; provided, however, that upon notice to us, the holder may increase or decrease the 2024 Warrant Beneficial Ownership Limitation, provided that in no event shall the 2024 Warrant Beneficial Ownership Limitation exceed 9.9% and any increase in the 2024 Warrant Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.
The holder of the 2024 Purchase Warrant must pay the exercise price in cash upon exercise of the 2024 Purchase Warrant, unless such holder is utilizing the cashless exercise provision of the 2024 Purchase Warrant. The 2024 Purchase Warrant may be exercised (in the sole discretion of the holder, subject to certain exceptions), in whole or in part, at such time by means of a “cashless exercise” in which the holder of such 2024 Purchase Warrant shall be entitled to receive that number of warrant shares determined according to the following formula:
[(A-B)*(X)]
(A)
where:
(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable exercise notice if such exercise notice is (1) both executed and delivered pursuant to Section 2(a) of the 2024 Purchase Warrant on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) of the 2024 Purchase Warrant on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable exercise notice or (z) the Bid Price of the common stock on the principal Trading Market as reported by Bloomberg, as of the time of the holder’s execution of the applicable exercise notice if such exercise notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) of the 2024 Purchase Warrant or (iii) the VWAP on the date of the applicable exercise notice if the date of such exercise notice is a Trading Day and such exercise notice is both executed and delivered pursuant to Section 2(a) of the 2024 Purchase Warrant after the close of “regular trading hours” on such Trading Day;
(B) = the exercise price then in effect; and
(X) = the number of 2024 Purchase Warrant Shares that would be issuable upon exercise of the 2024 Purchase Warrant in accordance with the terms of the 2024 Purchase Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
We do not intend to apply for listing of the 2024 Purchase Warrant on any securities exchange or other trading system.

2024 Private Placement Registration Rights
We have agreed to prepare and file with the SEC a registration statement by no later than January 24, 2024 covering the public resale pursuant to the Securities Act of certain shares of our common stock issued, and certain shares of our common stock issuable upon exercise of the 2024 Warrants issued, in each case, pursuant to a securities purchase agreement dated January 9, 2024, and have further agreed to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but in any event no later than February 8, 2024, or March 9, 2024 if the SEC reviews the registration statement. This registration statement on Form S-3 is being filed with the SEC in accordance with the aforementioned obligations.
2024 Private Placement Expenses and Indemnification
Ordinarily, other than underwriting discounts (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering) and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses. Additionally, we have agreed to indemnify selling securityholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.
Anti-takeover Provisions
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Stockholders not Entitled to Cumulative Voting
Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors will be able to elect all of the directors standing for election, if they choose, other than any directors that holders of our convertible preferred stock may be entitled to elect.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by certain of the selling securityholders from time to time of up to an aggregate of 778,646 shares of common stock of the Company, $0.01 par value per share, or Common Stock. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer.
On January 9, 2024, we entered into a Securities Purchase Agreement, or the Purchase Agreement, with the selling securityholders, pursuant to which we sold in a private placement an aggregate of (i) 157,138 shares of Common Stock, or the Shares; (ii) a pre-funded warrant, or the Pre-Funded Warrant, to purchase an aggregate of 471,508 shares of Common Stock, or the Pre-Funded Warrant Shares, and (iii) a warrant, or the Purchase Warrant, to purchase an aggregate of 150,000 shares of Common Stock, or the Warrant Shares. The Pre-Funded Warrant is exercisable immediately, until it is exercised in full, subject to the beneficial ownership limitation (as described below), and has an exercise price of $0.001 per underlying Pre-Funded Warrant Share, with an aggregate exercise price of $41.508. The Purchase Warrant is exercisable immediately, subject to the Beneficial Ownership Limitation, until five years following the date of issuance, and has an exercise price of $1.18 per underlying Warrant Share, with an aggregate exercise price of $177,000.00. This prospectus relates to the possible resale by the purchaser under the Purchase Agreement of the Shares sold under the Purchase Agreement, the Pre-Funded Warrant Shares underlying the Pre-Funded Warrants sold under the Purchase Agreement and the Warrant Shares underlying the Purchase Warrants sold under the Purchase Agreement.
The following table sets forth information concerning the shares of Common Stock that may be offered from time to time by each selling securityholder. The number of shares beneficially owned by each selling securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling securityholder has sole or shared voting power or investment power. Percentage ownership is based on 3,143,390 shares of Common Stock outstanding as of December 31, 2023. In computing the number of shares beneficially owned by a selling securityholder and their percentage ownership, shares of Common Stock subject to options, warrants or other rights held by such selling securityholder that are currently exercisable or will become exercisable within 60 days of December 31, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling securityholder. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Each of the selling securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling securityholder unless noted otherwise.
The information in the following table has been provided to us by or on behalf of the selling securityholders and the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A selling securityholder may sell all, some or none of its securities in this offering. See “Plan of Distribution.”
	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Common Stock Beneficially Owned Upon Completion of this Offering
Selling Securityholder	Number	Percentage		Number	Percentage
SD MF 4 LLC(1)	—	—%	778,646(2)	778,646(2)	19.9%

*
Less than 1%.

(1)
The securities are directly held by SD MF 4 LLC, a Delaware limited liability company (“SD MF”). The securities may be deemed to be beneficially owned by Daniel Simon by virtue of his position as managing member of the Delaware limited liability company that itself serves as the managing member of SD MF. The address of SD MF is PO Box 49422, Charlotte, NC 28277.

(2)
Consists of 157,038 shares of Common Stock and 621,508 shares of Common Stock underlying warrants directly held by SD MF. The warrants are subject to a beneficial ownership limitation of 4.9%, which such limitation restricts the selling securityholder from exercising that portion of the warrants that would result in the selling securityholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the beneficial ownership limitations.

PLAN OF DISTRIBUTION
The selling securityholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders may use one or more of the following methods when disposing of the shares or interests therein:
•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
through brokers, dealers or underwriters that may act solely as agents;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•
broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•
a combination of any such methods of disposition; and

•
any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 or Rule 904 under the Securities Act of 1933, as amended, or Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.
Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker- dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.
Upon being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the shares of common stock or interests in shares of common stock, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any profits realized by such selling securityholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (FINRA) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.
We have advised the selling securityholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.
The aggregate proceeds to the selling securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.
We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (a) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (b) such time as none of the shares covered by this prospectus constitute “registrable securities”, as such term is defined in the securities purchase agreement by and among us and the selling securityholders.

LEGAL MATTERS
The validity of the common stock being offered by this prospectus has been passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Eloxx Pharmaceuticals, Inc. as of December 31, 2022 and for the year then ended, incorporated in this prospectus and elsewhere in this registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding Eloxx Pharmaceuticals, Inc.’s ability to continue as a going concern.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$126
Printing expenses	1,000
Legal fees and expenses	20,000
Accounting fees and expenses	15,000
Miscellaneous	874
Total	$37,000

Item 15.
Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Our bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer or is or was serving, or has agreed to serve, at our request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including, without limitation, attorneys’ fees), liabilities, losses, judgments, fines (including, without limitation, excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of us, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Our bylaws provide that we will indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to us, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including, without limitation, attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our certificate of incorporation, our bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.
Exhibits

Exhibit Number	Description
4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Annual Report on Form 10-K filed on March 16, 2018, SEC File No. 001-31326).
4.2	Description of Registered Securities (incorporated by reference to Exhibit 4.2 of our Annual Report on Form 10-K filed on March 31, 2023, SEC File No. 001-31326).
4.3	Pre-Funded Warrant, dated as of January 9, 2024, issued by Eloxx Pharmaceuticals, Inc. to SD MF 4 LLC.
4.4	Purchase Warrant, dated as of January 9, 2024, issued by Eloxx Pharmaceuticals, Inc. to SD MF 4 LLC.
5.1	Opinion of Latham & Watkins LLP.
10.1	Securities Purchase Agreement, dated as of January 9, 2024, by and between Eloxx Pharmaceuticals, Inc. and SD MF 4 LLC.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Baker Tilly US, LLP.
24.1	Powers of Attorney (included on signature page hereto).
107	Filing Fee Table.

Item 17.
Undertakings

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on January 24, 2024.
ELOXX PHARMACEUTICALS, INC.
By:	/s/ Sumit Aggarwal Sumit Aggarwal President and Chief Executive Officer
POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Sumit Aggarwal and Daniel E. Geffken, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
SIGNATURE	TITLE	DATE
/s/ Sumit Aggarwal Sumit Aggarwal	President, Chief Executive Officer and Director (principal executive officer)	January 24, 2024
/s/ Daniel E. Geffken Daniel E. Geffken	Interim Chief Financial Officer (principal financial officer and principal accounting officer)	January 24, 2024
/s/ Lindsay Androski Lindsay Androski	Director	January 24, 2024
/s/ Steven D. Rubin Steven D. Rubin	Director	January 24, 2024
/s/ Alan Walts, Ph.D. Alan Walts, Ph.D.	Director	January 24, 2024